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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                                       OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                 DATE OF REPORT
              (Date of Earliest Event Reported): December 28, 2001

                               SHOE PAVILION, INC.
             (Exact Name of Registrant as Specified in its Charter)


Delaware                   0-23669                 94-3289691
(State or Other            (Commission             (IRS Employer
Jurisdiction of            File Number)            Identification No.)
Incorporation)

                             3200 Regatta Boulevard
                           Richmond, California 94804
               (Address of Principal Executive Offices) (Zip Code)

                         Registrant's Telephone Number,
                       Including Area Code: (510) 970-9775


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ITEM 5. OTHER EVENTS.

In July 1999, the Company entered into a three-year license agreement with Gordman's, Inc., a Midwestern department store chain. Under the license agreement, the Company operated the shoe departments in each Gordman's Department Store. As of December 31, 2001, the Company operated 38 shoe departments in nine Midwestern states.

On June 29, 2002, the initial license agreement with Gordman's will expire, and the Company will discontinue the operation of all 38 of the shoe departments. Net sales from the licensed shoe departments were $14.5 million in the fiscal year ended December 29, 2001. At the conclusion of the license agreement, the Company expects to transfer its inventory to its other 83 stores and warehouse. The Company presently does not anticipate any restructuring or other accounting charges with respect to the discontinuation of the license agreement.


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

      (a) Not applicable.

      (b) Not applicable.

      (c) Exhibits.

      99.1    Press Release of Shoe Pavilion dated January 4, 2002


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  SHOE PAVILION, INC.


                                  By: /s/ John D. Hellmann
                                     --------------------------
                                      John D. Hellmann
                                      Vice President and Chief Financial Officer

Dated: January 30, 2002

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